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                                                                    EXHIBIT 10.6


                               AMENDMENT NUMBER 3
                         TO SPONSORED RESEARCH AGREEMENT
                                 BY AND BETWEEN
                 UNIVERSITY OF NORTH TEXAS HEALTH SCIENCE CENTER
                                AND MY-TECH, INC.

Title: Adrenalin Booster

This Amendment Number 3 between the University of North Texas Health Science Center at Fort Worth (hereinafter "UNTHSC") and MY-TECH, INC. (hereinafter "Sponsor") is effective as of the 1st day of February, 2001.

WHEREAS, UNTHSC and Sponsor entered into an agreement effective September 1, 1998 regarding a contractual relationship so that Sponsor will provide UNTHSC research program funding for the Adrenalin Booster project.

NOW, THEREFORE, in consideration of the Original Agreement, as amended, UNTHSC and Sponsor agree to replace Section 8, PATENTS, COPYRIGHTS, AND TECHNOLOGY RIGHTS Section 8.2 in its entirety with the following:

"8.2 Proceeds from the sale, use, license and all other revenues generated from inventions, discoveries and patents shall be divided as follows:

         (1) UNTHSC agrees to the sub-license of the exclusive license and assignment of the patent and technology rights from MY-TECH, INC., a Nevada corporation, to Sure Medical, Inc., a Nevada corporation ("SMI") covering the Adrenalin Booster project. The specific patent(s) included in the sub-license is:

                  (a) Pending serial #09/561.391. "+Naloxone and epinephrine combination therapy" filed April 27, 2000;

         (2) gross revenues in excess of $865,000 received by the licensee (MY-TECH, INC.) or sub-licensee (SMI) shall be subject to a 2% royalty payable to UNTHSC quarterly;

         (3) UNTHSC accepts a total of 1,000,000 shares of common stock (11.51%) in SMI and the above-mentioned 2% royalty in exchange for and in full satisfaction of all patents, copyrights, and technology rights pertaining to the Adrenalin Booster project.

         (4) All future issuance of SMI shares will result in an equal dilution of all stockholder equity;

         (5) In the event that SMI is acquired by another company, UNTHSC will receive an exchange of shares on a one for one basis;

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         (6)      UNTHSC's Intellectual Property Policy will govern the
disbursement of revenues and equities received by UNTHSC from the agreement;

         (7) Nothing herein shall construe this agreement as establishing a joint venture, joint enterprise, or partnership. It is understood that any relationship created by this agreement between the parties shall be that of independent contractors. Under no circumstances shall either party be deemed an employee of the other nor shall either party act as an agent of the other party. Any and all joint ventures, joint enterprises, or partnership status is hereby expressly or impliedly a joint venture, joint enterprise or partnership."

         Unless expressly modified by the provision of this Amendment No. 3, the terms of the Original Agreement, as previously amended, remain in full force and effect and are expressly ratified herein.

         IN WITNESS WHEREOF, this Amendment No. 3 has been executed by the parties.



UNIVERSITY OF NORTH TEXAS                  MY-TECH, INC.
HEALTH SCIENCE CENTER AT                   TAMPA, FL
FORT WORTH



---------------------------------          -------------------------------------
Ronald Blanck, DO      Date                William A. Stafford, Ph.D.     Date
President                                  President



Read & Understood



-----------------------------------------
James L. Caffrey, Ph.D.    Date
Acting Director &
Principal Investigator, Adrenalin Booster


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